UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300
Leawood, Kansas  66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Euronet Worldwide, Inc. (the "Company") held its annual meeting of stockholders.  At the meeting, the stockholders elected Michael J. Brown, Andrew B. Schmitt, and M. Jeannine Strandjord to serve as Class I directors, for a term of three years expiring at the 2013 annual meeting of stockholders.  The tabulation of votes with respect to the election of directors was as follows:

	For	Withheld	Non-votes
Michael J. Brown	41,254,396	1,873,016	4,877,567
Andrew B. Schmitt	42,134,311	993,101	4,877,567
M. Jeannine Strandjord	42,167,405	960,007	4,877,567

In addition, the stockholders of the Company approved  the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2010 fiscal year.  The tabulation of votes with respect to the ratification of the appointment of KPMG LLP was as follows:

	For	Against	Abstain	Non-votes
Ratification of KPMG LLP as the Company's Independent Registered Public Accounting Firm	46,865,586	1,125,968	13,425	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date:  May 20, 2010